Exhibit 99.1 SALLIE MAE INVESTOR PRESENTATION First Quarter 2019

Forward-Looking Statements and Disclaimer Cautionary Note Regarding Forward-Looking Statements The following information is current as of January 23, 2019 (unless otherwise noted) and should be read in connection with the press release of SLM Corporation (the “Company”) announcing its financial results for the quarter and full year ended December 31, 2018, filed with the Securities and Exchange Commission (“SEC”) on January 23, 2019, and subsequent reports filed with the SEC. This Presentation contains “forward-looking” statements and information based on management’s current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Company’s Board of Directors, and based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2017 (filed with the SEC on Feb. 23, 2018) and subsequent filings with the SEC; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company’s (or any subsidiary's) exposure to third parties, including counterparties to the Company’s (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; cybersecurity incidents and cyberattacks and other failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company’s business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans made or acquired by the Company and its subsidiaries; changes in general economic conditions and the Company’s ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward- looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations. The Company reports financial results on a GAAP basis and also provides certain non-GAAP “Core Earnings” performance measures. The difference between the Company’s “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-market gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in “Core Earnings” results. The Company provides “Core Earnings” measures because this is what management uses when making management decisions regarding the Company’s performance and the allocation of corporate resources. The Company’s “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. In third-quarter 2018, management made an immaterial change to its definition of “Core Earnings”. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations –’Core Earnings’” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 for a further discussion and the “’Core Earnings’ to GAAP Reconciliation” table in this Presentation for a complete reconciliation between GAAP net income and “Core Earnings”. 2

Sallie Mae Opportunity: Creating shareholder value by growing a unique and sustainable financial franchise 3

Putting the pieces together Market Competitive Leading Product Brand Offering Quality Growth Strong Through Financial Rigorous Returns Underwriting 4

Market leading brand, products and best-in-class service drives our success • 40 years of leadership in the education Market Conservative lending market Leading Funding and Brand Underwriting • Top ranked brand • Industry leading 55% market share1 • Over 2,400 actively managed university Strong Consistent relationships across the U.S. Financial Credit Returns Performance • Appear on 98% of preferred lender lists • Largest salesforce in the industry 5

Private Student Loan Industry • Private education loans represent Other 2% of the overall spend in higher $18 education annually • Total spend on higher education Federal Loans Private $94 Education Loans grows 2-3% annually primarily due Grants $11 to increases in cost of attendance $129 $441 Billion • Attainment of a four-year college Annually degree or more is up 11% between 2012 and 20172 Family Cost of College (Based on a Four-Year Term)3 Contribution Full Time Private (000s) Full- Time Public (000s) $189 Costs AY 07/08 $128 $51 Costs AY 17/18 $188 $83 10 Year Growth $60 $32 Federal Loan Limit 07/08 $19 $19 Federal Loan Limit 17/18 $27 $27 10 Year Growth $8 $8 6

Higher Education Value Proposition Unemployment rates and earnings by educational attainment, 2017 2 Unemployment rate Median usual weekly earnings Doctoral Degree 1.5% $1,743 Professional Degree 1.5% $1,836 Master's Degree 2.2% $1,401 Bachelor's Degree 2.5% $1,173 Associate's degree 3.4% $836 Some college, no degree 4.0% $774 High School diploma 4.6% $712 Less than a high school diploma 6.5% $520 Total:3.6% All workers: $907 • The unemployment rate for individuals age 25 and older with four-year college degrees was 2.2%, compared to 5.1% for high school graduates4 • 60% of students graduated with student loans in AY 2015-20165 • Of the 60% of bachelor’s degree recipients who graduated with student loans, the average debt amount is $39,4005 7

Product suite tailored to meet the needs of undergrad and grad students Market Conservative • Smart Option Student Loan Leading Funding and Brand Underwriting • Introduced in 2009 • Flexible repayment options while in school • Fixed and Variable rates Strong Consistent Financial Credit • Differentiated products for Returns Performance undergraduates and graduate students 8

Product Overview Undergraduate Medical Law Parent Dental Health Professions MBA General Studies Undergraduate Graduate Parent Rate Type Variable & Fixed Variable & Fixed Variable & Fixed Variable: LIBOR + 2.00% - LIBOR + 9.88% Variable: LIBOR + 2.25% - LIBOR + 7.88% Variable: LIBOR + 3.50% - LIBOR + 9.88% Interest Rate Ranges Fixed: 5.75% - 12.88% Fixed: 6.25% - 10.50% Fixed: 5.75% - 12.88% Deferred, Interest Only & Fixed Deferred, Interest Only & Fixed Repayment Option Interest Only, Full P&I Repayment Repayment 20 years for Medical and Dental Repayment Term 5-15 years 10 years 15 years for Remaining Disciplines Grace Period 6 months 6-36 months None Internship/Residency Up to 60 months Up to 48 months None Deferment ACH discount | FICO® Score | Cosigner ACH discount | FICO® Score | Cosigner ACH discount | FICO® Score | Study Features Release | GRP | Study StarterSM | Student Release | GRP | Student Death & StarterSM | Student Death & Disability Death & Disability Release Disability Release Release 9

Consistent underwriting has contributed to better than model credit performance • Proprietary Scorecard built with Experian Market Conservative Decision Analytics Leading Funding and Brand Underwriting • Initial credit screen removes applicants with low FICO scores or prior derogatory trades on file • Manually review ~8% of applications Strong Consistent Financial Credit • Through-the-cycle data was used to Returns Performance develop our conservative underwriting models. 10

Consistent high quality originations growth6 $5,500 $5,315 11% $5,000 $4,800 $4,666 3% 8% $4,500 $4,330 $4,076 6% $4,000 $3,500 $3,000 $2,500 $2,000 Originations ($MM) Originations $1,500 $1,000 $500 $0 2014 2015 2016 2017 2018 Private Education Loan Originations Originations Statistics ($) 2014 2015 2016 2017 2018 % Cosigned 90% 90% 89% 88% 87% % In School Payment 57% 56% 55% 54% 55% Average FICO at Approval7 748 749 748 747 746 11

High Quality, Predictable Credit Program8,9,10 Smart Option Cumulative Gross Defaults by P&I Repayment Vintage and Years Since First P&I Repayment Period 10% 9% 8% 7% 7.2% Cumulative Defaults as a % asofa Defaults% Cumulative 6.6% 6% Disbursed Principal Entering P & I Repayment I & Entering P Principal Disbursed 5.7% 5% 5.3% 4% 5.4% 4.7% 3% 3.2% 2% 1.6% 1% 0.2% 0% 0 1 2 3 4 5 6 7 8 9 Years Since First P&I Repayment Period 2010 2011 2012 2013 2014 2015 2016 2017 2018 12

High Quality Portfolio Growth Projected Balance Sheet Growth 2018-2021 $35 $30 $25 $20 $15 $10 $5 $0 2018 2021 Private FFELP Other (Personal and Credit Card) • 78% of Private Education Loan Originations have FICO scores > 7007 • 52% of Private Education Loan Borrowers make payments while in school • 68% of Private Education Loans are variable-rate, 32% fixed-rate As of 12/31/18 13

Conservative funding optimizes net interest margin Secured Debt Retail 19% MMDA & CD 22% Brokered $10.3b Retail $8.6b Secured Debt $4.3b Retail Brokered H.S.A. & 529 Variable 15% 27% Brokered Fixed 17% 14

Strong financial results translate to predictable returns to shareholders Market Conservative Leading Funding and • Consistent earnings per share growth Brand Underwriting • High return on equity • Stable net interest margin Strong Consistent • Introducing capital return programs Financial Credit Returns Performance 15

Clear Capital Priorities Invest in High ROE Growth Continue to focus on high-quality Private Education Loan originations, including deeper penetration of the graduate Quarterly school market Dividend Testing Personal Loan market Invest in Share Offer credit cards to our high-quality High ROE Repurchases customer base Growth Quarterly Dividend Increased Shareholder Established a quarterly dividend in 2019 Return ~1.2% yield Share Repurchase Stock buyback authorization of $200 million 16

CECL Update • The Financial Accounting Standards Board’s (FASB) Current Expected Credit Loss impairment standard will require “life of loan” estimates of losses to be recorded at origination and is set to take effect in January 2020. • There will be an initial build of the loan loss allowance that will be booked through retained earnings on a tax adjusted basis. • After the initial build, additional reserves will be built as loans are originated. • Regulators have indicated there will be no capital relief or changes to what capital levels are classified “Well Capitalized” Initial estimates of fully phased-in CECL (includes impact of expected common dividends and share repurchases): December 31, 2020 Current Estimate Without CECL Day 1 CECL Total Reserve 1.9% 7.2% Tier 1 Risk Based Capital 12.4% 11.4% (GAAP Equity + Total Reserve)/Risk Weighted Assets 14.1% 15.3% • Regulators have proposed that CECL reserves will be phased in over a three-year period. • Sallie Mae capital ratios will exceed “Well Capitalized” after implementation of CECL. 17

Guidance 2019 Targets Diluted “Core Earnings” Per Share: $1.22 - $1.26 Private Education Loan Originations: $5.7 billion Non-GAAP Efficiency Ratio: 35-36%11 Long-Term Targets Prudently grow balance sheet without sacrificing quality Continue to leverage operating platform and limit operating expense growth Create long-term value to shareholders with predictable shareholder returns 18

Sallie Mae Opportunity: Creating Value while Growing Market Conservative Leading Funding and Brand Underwriting Strong Consistent Financial Credit Returns Performance 19

ABS SUPPLEMENT 20

Sallie Mae's Smart Option Loan Product Overview

- The Smart Option loan product was introduced by Sallie Mae in 2009
- The Smart Option loan program consists of:
  - Smart Option Interest Only loans - require full interest payments during in-school, grace, and deferment periods
  - Smart Option Fixed Pay loans - require $25 fixed payments during in-school, grace, and deferment periods
  - Smart Option Deferred loans – do not require payments during in-school and grace periods
- Variable-rate loans indexed to LIBOR, or fixed-rate
- Smart Option payment option may not be changed after selected at origination
- Underwritten using proprietary credit score model
- Marketed primarily through the school channel and also directly to consumers, with all loans certified by and disbursed directly to schools

	Smart Option Loan Program
Origination Channel	School
Typical Borrower	Student
Typical Co-signer	Parent
Typical Loan	$10,000 avg orig bal, 5 to 15 yr term, in-school payments of interest only, $25 fixed or fully deferred
Origination Period	March 2009 to present
Certification and Disbursement	School certified and school disbursed
Borrower Underwriting	FICO, custom credit score model, and judgmental underwriting
Borrowing Limits	Up to the full cost of education, less grants and federal loans
Historical Risk-Based Pricing	L + 2% to L + 14%
Dischargeable in Bankruptcy	No [(1)]
Additional Characteristics	• Made to students and parents primarily through college financial aid offices to fund 2-year, 4-year and graduate school college tuition, room and board • Also available on a limited basis to students and parents to fund non-degree granting secondary education, including community college, part time, technical and trade school programs • Both Title IV and non-Title IV schools

(1) Private education loans are typically non-dischargeable in bankruptcy, unless a borrower can prove *that repayment of the loan would impose an "undue hardship".*

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Sallie Mae Bank ABS Summary

	14-A	15-A	15-B	15-C	16-A	16-B	16-C	17-A	17-B	18-A	18-B	18-C
Issuance Date	8/7/2014	4/23/2015	7/30/2015	10/27/2015	5/26/2016	7/21/2016	10/12/2016	2/8/2017	11/8/2017	3/21/2018	6/20/2018	9/19/2018
Total Bond Amount ($mil)	$382	$704	$714	$701	$551	$657	$674	$772	$676	$670	$687	$544
Initial AAA Enhancement (%)	21%	23%	22%	23%	20%	19%	16%	17%	17%	18%	17%	16%
Initial Class B Enhancement (%)	11%	13%	12%	14%	12%	12%	10%	11%	11%	11%	10%	10%
Wtd Avg Spread over Benchmarks												
'AAA' Rated A Classes (%)	+1.17%	+1.01%	+1.27%	+1.49%	+1.38%	+1.36%	+1.00%	+0.82%	+0.70%	+0.71%	+0.66%	+0.67%
A and B Classes Combined (%)	+1.39%	+1.28%	+1.50%	+1.74%	+1.60%	+1.55%	+1.15%	+0.93%	+0.80%	+0.78%	+0.76%	+0.77%
Loan Program (%)												
Smart Option	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Loan Status (%) [12]												
School, Grace, Deferment	90%	79%	78%	73%	75%	74%	70%	65%	73%	69%	70%	69%
P&I Repayment	9%	20%	21%	24%	23%	24%	28%	33%	26%	29%	27%	30%
Forbearance	0%	2%	1%	2%	2%	2%	2%	2%	2%	2%	2%	2%
Wtd Avg Term to Maturity (Mo.)	140	133	130	127	135	133	131	131	135	139	139	138
% Loans with CoSigner	93%	92%	92%	92%	92%	92%	92%	92%	92%	92%	92%	92%
Not For Profit (%)	89%	86%	87%	87%	87%	87%	89%	90%	91%	91%	91%	91%
Wtd Avg FICO at Origination [13]	747	747	746	747	747	747	748	746	747	747	746	746
Wtd Avg Recent FICO at Issuance [13]	745	744	741	747	743	745	745	744	745	744	742	744
Wtd Avg FICO at Origination (Cosigner) [13]	750	750	749	750	750	750	750	748	749	748	748	748
Wtd Avg Recent FICO at Issuance (Cosigner) [13]	748	748	745	750	747	749	748	748	748	747	745	747
Wtd Avg FICO at Origination (Borrower)	708	714	715	714	719	719	721	720	723	724	724	724
Wtd Avg Recent FICO at Issuance (Borrower)	701	702	699	701	704	708	708	705	707	708	706	709
Variable Rate Loans (%)	85%	82%	82%	82%	82%	82%	80%	81%	80%	75%	72%	70%
Wtd Avg Annual Borrower Interest Rate	7.82%	8.21%	8.21%	8.27%	8.22%	8.24%	8.26%	8.39%	8.94%	9.29%	9.58%	9.69%

22

Sallie Mae Bank ABS Structures SMB 2018-C SMB 2018-B SMB 2018-A Size $544.0MM $686.5MM $670.0MM Pricing Date September 12, 2018 June 13, 2018 March 14, 2018 Smart Option Smart Option Smart Option Collateral Private Education Loans Private Education Loans Private Education Loans Servicer Sallie Mae Bank Sallie Mae Bank Sallie Mae Bank Overcollateralization 14 10% 10% 11% Pricing Prepayment Speed 15 8% 8% 8% Tranche Structure at Issuance Amt Amt Amt Class ($mm) Mdy's WAL Pricing Class ($mm) Mdy's WAL Pricing Class ($mm) Mdy's WAL Pricing A-1 177.00 Aaa 0.99 1mL +30 A-1 214.00 Aaa 0.99 1mL +32 A-1 256.00 Aaa 1.26 1mL +35 A-2A 219.00 Aaa 5.46 IntS +68 A-2A 283.00 Aaa 5.49 IntS +67 A-2A 244.00 Aaa 5.93 IntS +75 A-2B 108.00 Aaa 5.46 1mL +75 A-2B 139.00 Aaa 5.49 1mL +72 A-2B 120.00 Aaa 5.93 1mL +80 B 40.00 Aa2 9.68 IntS +130 B 50.50 Aa2 9.77 IntS +130 B 50.00 Aa2 9.79 IntS +115 WA Borrower Interest Rate 9.69% 9.58% 9.29% WA FICO at Origination13 746 746 747 % Loans with Cosigner 92% 92% 92% Variable Rate Loans 70% 72% 75% 23

Sallie Mae Bank Servicing Policies

Policy	Pre-Spin, Legacy SLM Serviced	Post-Spin, Sallie Mae Bank Serviced
Delinquencies	All loans serviced by an affiliate of legacy SLM; loan owned by Sallie Mae Bank sold to legacy SLM after becoming 90+ days past due.	Sallie Mae Bank collects delinquent loans thru charge-off, placing emphasis on returning loans to current status during early delinquency.
Charge-offs	Loans serviced by legacy SLM charge off at 212+ days past due.	Loans serviced by Sallie Mae Bank charge off at 120+ days past due.
Recoveries	Post-charge off collections managed by legacy SLM; recoveries realized over 10+ years.	Charged-off loans either collected internally or sold to third parties. Recoveries recognized immediately if charged-off loans sold to third parties.
Forbearance	Granted for 3 mo. intervals with a 12 month maximum, with fee.	Granted for 3 mo. intervals with a 12 month maximum, no fee.

Sallie Mae Bank Forbearance Policy -

- First choice is always to collect a payment from the borrower or co-signer
- If payment is not possible, forbearance temporarily provides borrowers limited time to improve their ability to repay during temporary economic hardship
- The vast majority of loans do not use forbearance; those that do, typically remain in forbearance for less than 12 months

24

Sallie Mae Bank Collections Each customer is approached individually, and the account manager is educated and empowered to identify optimal resolution • Co-borrowers are contacted and collected with similar efforts as the primary borrower Sallie Mae Bank employs a front-loaded, stage based collections approach: • Early Stage Loan Collections (1 – 29 days delinquent as of the first of the month) – Calling activity begins as early as 1 cycle day behind (5 days past their due date in most instances) – Dialer based calling and automated messaging are leveraged for early delinquency – E-mail and letter campaigns complement calling efforts • Mid-Stage Loan Collections (30 – 59 days delinquent as of the first of the month) – Continue early stage activities – Account is assigned to a collector’s queue based on the delinquency and the type of loan. Collection campaign includes telephone attempts and manual skip tracing • Late Stage Loan Collections (60+ days delinquent as of the first of the month) – Continue both early and mid-stage activities – Tenured route management collectors and customized letter campaigns Cash collection is the primary focus, but a variety of tools are also available to collectors to aid in resolving delinquency: – Auto pay – Monthly payment made automatically, prior delinquency cleared with forbearance – Three Pay – After three scheduled monthly payments are made, prior delinquency cleared with forbearance – Rate Reduction – Reduce rate for monthly payment relief, enrolled after three qualifying payments – Rate Reduction with Term Extension – Reduced rate and extended term – Additional programs are available when all other methods are not adequate Bankruptcy Collections Policy – Collection activity stops if both parties on the loan file bankruptcy (borrower and cosigner) or on a non- cosigned loan; otherwise, collections can continue on the non-filing party 25

Sallie Mae Bank Smart Option Private Education Loans FFELP vs. Sallie Mae Bank Smart Option Private Education Loan Comparison Sallie Mae Bank Smart Option FFELP Stafford Loans Private Education Loans16 Borrower Student Student or Parent Co-signer None Typically a parent Lender Eligible banks and private lenders under FFELP Banks and other private sector lenders 97-100% of principal and interest by the U.S. Department Guarantee Not guaranteed by the U.S. Government or any other entity of Education Interest Subsidy/Special Allowance Paid by the U.S. Department of Education Not Applicable Payments Consumer credit underwriting, with minimum FICO, custom Borrower must have no outstanding student loan defaults Underwriting credit score model, and judgmental underwriting or bankruptcy Fixed or floating rate depending on origination year and Risk-based pricing, with a variable rate indexed to LIBOR Pricing loan program or a fixed rate for life $5,500-$7,500 for dependent student, based on year in Up to the full cost of education, less grants and federal Maximum Amount per Year school loans 5 to 20 years, may pay interest or a $25 fixed payment Repayment Term 10 years, with repayment deferred until after graduation while in school, or may be deferred until after graduation or other separation Consumer loan collections activities typical for unsecured Collections Based on prescribed U.S. Dept of Education regulations consumer credit Permitted for a variety of reasons, including economic Granted to students who return to school, or are involved in Deferment hardship active military service Permitted for a variety of reasons, including economic Typically granted for economic hardship, up to a maximum Forbearance hardship of 12 months Dischargeable in Bankruptcy No No (16) 26

APPENDIX 27

Enhancing franchise value through a deeper relationship with clients Distribution of Sallie Mae Borrowers by Product and Age 100% 93% 95% 91% 90% 87% 83% 80% 79% 73% 70% 64% 60% % with a Credit Card 54% 50% % with a Personal Loan 42% % of Borrowers of % 40% 30% 29% 30% 30% 27% 25% 21% 22% 20% 18% 15% 11% 10% 8% 5% 1% 2% 0% 18 19 20 21 22 23 24 25 26 27 28 29 Age of Borrowers As of 4/30/18 28

High Quality Private Education Loan Portfolio Customer FICO at Original Approval7 Smart Option Payment Type <700 Interest Only 780+ 21% 22% 29% Deferred 700 - 740 48% Fixed Pay 27% 740 - 780 30% 23% Weighted Average FICO: 744 Smart Option Loans: $19.5 billion Portfolio by Originations Vintage Portfolio Interest Rate Type Pre 2012 2% 2012 2018 7% 4% 18% 2014 12% Fixed 33% 2017 2015 22% 16% Variable 67% 2016 19% Weighted Average Age of Loan: ~2.7 years As of 12/31/18 29

Sallie Mae vs Federal Student Loans

		Sallie Mae	Federal Student Loan Program[17]	
Undergraduate	Loan Program	Smart Option Student Loan	Federal Direct Loan (Subsidized & Unsubsidized)	Parent Plus
	Loan Limits	$1,000 - Cost of Attendance No Aggregate Limit	Yr 1 - $5,500 ($3,500 > subsidized) Yr 2 - $6,500 ($4,500 > subsidized) Yr 3+ - $7,500 ($5,500 > subsidized) $31,000 Aggregate ($23,000 > subsidized)	Cost of Attendance
	Interest Rates (7/1/18 - 6/30/19)	Variable: L + 2.00% - L + 9.88% Fixed: 5.75% - 12.88%	5.05%	7.60%
	Fees (10/1/17 - 9/30/18)	0%	1.066%	4.264%
	Repayment Types	IO / Fixed Pay / Deferred	Deferred	Immediate P&I / Deferred
	Repayment Terms	5 - 15 Years	10 Years (extended repayment 20 or 25 years)	10 Years (extended repayment 20 or 25 years)
Graduate	Loan Program	Graduate Product Suite (MBA, Medical, Dental, Law, Health Professions, General Grad)	Federal Direct Loan (Unsubsidized Only)	Graduate Plus
	Loan Limits	$1,000 - Cost of Attendance No Aggregate Limit	$20,500 Per Year $138,500 Aggregate ($65,500 > subsidized - including undergraduate subsidized loans)	Cost of Attendance
	Interest Rates (7/1/18 - 6/30/19)	Variable: L + 2.25% - L + 7.875% Fixed: 6.25% - 10.5%	6.60%	7.60%
	Fees (10/1/17 - 9/30/18)	0%	1.066%	4.264%
	Repayment Types	IO / Fixed Pay / Deferred	Deferred	Deferred
	Repayment Terms	15 Years - MBA, HP, General Grad, Law 20 Years - Medical and Dental	10 Years (extended repayment 20 or 25 years)	10 Years (extended repayment 20 or 25 years)

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"Core Earnings" to GAAP Reconciliation

(Dollars in thousands, except per share amounts)	Quarters Ended Dec. 31 2018	Quarters Ended Sept 30, 2018	Quarters Ended Dec. 31, 2017	Year Ended Dec. 31 2018	Year Ended Dec. 31 2017
"Core Earnings" adjustments to GAAP:					
GAAP net income..	$ 147,512	$ 103,878	$ 47,003	$ 487,476	$ 288,934
Preferred stock dividends	4,199	4,124	3,137	15,640	15,714
GAAP net income attributable to SLM Corporation common stock..	$ 143,313	$ 99,754	$ 43,866	$ 471,836	$ 273,220
Adjustments:					
Net impact of derivative accounting[18]	(7,092)	4,561	706	(1,284)	8,197
Net tax effect[19]	(1,722)	1,107	270	(312)	3,131
Total "Core Earnings" adjustments to GAAP	(5,370)	3,454	436	(972)	5,066
"Core Earnings" attributable to SLM Corporation common stock..	$ 137,943	$ 103,208	$ 44,302	$ 470,864	$ 278,286
GAAP diluted earnings per common share	$ 0.33	$ 0.23	$ 0.10	$ 1.07	$ 0.62
Derivative adjustments, net of tax	(0.02)	-	-	-	0.01
"Core Earnings" diluted earnings per common share	$ 0.31	$ 0.23	$ 0.10	$ 1.07	$ 0.63

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Important Information Regarding Historical Loan Performance Data

On April 30, 2014 (the "Spin-Off Date"), the former SLM Corporation legally separated (the "Spin-Off") into two distinct publicly-traded entities: an education loan management, servicing and asset recovery business called Navient Corporation ("Navient"), and a consumer banking business called SLM Corporation. SLM Corporation's primary operating subsidiary is Sallie Mae Bank. We sometimes refer to SLM Corporation, together with its subsidiaries and its affiliates, during the period prior to the Spin-Off as "legacy SLM."

In connection with the Spin-Off, all private education loans owned by legacy SLM, other than those owned by its Sallie Mae Bank subsidiary as of the date of the Spin-Off, and all private education loan asset-backed securities ("ABS") trusts previously sponsored and administered by legacy SLM were transferred to Navient. As of the Spin-Off Date, Navient and its sponsored ABS trusts owned $30.8 billion of legacy SLM's private education loan portfolio originated both prior to and since 2009. As of the Spin-Off Date, Sallie Mae Bank owned $7.2 billion of private education loans, the vast majority of which were unencumbered Smart Option Student Loans originated since 2009.

Legacy ***SLM's*** Private Education Loan and ABS Programs Prior to the Spin-Off

In 1989, legacy SLM began making private education loans to graduate students. In 1996, legacy SLM expanded its private education loan offerings to undergraduate students. Between 2002 and 2007, legacy SLM issued $18.6 billion of private education loan-backed ABS in 12 separate transactions.

In 2008, in response to the financial downturn, legacy SLM revised its private education loan underwriting criteria, tightened its forbearance and collections policies, ended direct-to-consumer disbursements, and ceased lending to students attending certain for-profit schools. Legacy SLM issued no private education loan ABS in 2008.

In 2009, legacy SLM introduced its Smart Option Student Loan product and began underwriting private education loans with a proprietary custom credit score. The custom credit score included income-based factors, which led to a significant increase in the percentage of loans requiring a co-signer, typically a parent. The initial loans originated under the Smart Option Student Loan program (the "Interest Only SOSLs") were variable rate loans and required interest payments by borrowers while in school, which reduced the amounts payable over the loans' lives and helped establish repayment habits among borrowers. In 2010, legacy SLM introduced a second option for its Smart Option Student Loan customers, which required a $25 fixed monthly payment while borrowers were in school (the "Fixed Pay SOSLs"). In 2011, legacy SLM introduced another option for its Smart Option Student Loan customers, which allowed borrowers to defer interest and principal payments until after a student graduates or separates from school (the "Deferred SOSLs"). In 2012, legacy SLM introduced a fixed rate loan option for its Interest Only, Fixed Pay and Deferred SOSLs. Borrowers must select which of these options they prefer at the time of loan origination and are not permitted to change those options once selected.

In 2011, legacy SLM included private education loans originated under the Smart Option Student Loan program in its ABS pools for the first time. Between 2011 and 2014, the mix of Smart Option Student Loans included in legacy SLM's private education loan ABS steadily increased as a percentage of the collateral pools, from 10% initially to 64% in later transactions.

Sallie Mae Bank's Private Education Loan and ABS Programs Post-Spin-Off

Originations. Following the Spin-Off, Sallie Mae Bank continued to originate loans under the Smart Option Student Loan program. As of December 31, 2018, it owned $20.5 billion of private education loans (gross), the vast majority of which were Smart Option Student Loans originated since 2009, and over 90% of which were originated between 2013 and 2018.

Servicing. Immediately prior to the Spin-Off, Sallie Mae Bank assumed responsibility for collections of delinquent loans on the vast majority of its Smart Option Student Loan portfolio. Following the Spin-Off Date, Navient continued to service all private education loans owned by the two companies on its servicing platform until October 2014, when servicing for the vast majority of Sallie Mae Bank's private education loan portfolio was transitioned to Sallie Mae Bank. Sallie Mae Bank now services and is responsible for collecting the vast majority of the Smart Option Student Loans it owns.

Securitization and Sales. In August 2014, Sallie Mae Bank sponsored its first private education loan ABS, SMB Private Education Loan Trust 2014-A (the "SMB 2014-A transaction"). Because this transaction occurred prior to the transfer of loan servicing from Navient to Sallie Mae Bank, Sallie Mae Bank acted as master servicer for the transaction and Navient as subservicer, and the loan pool is serviced pursuant to Navient servicing policies. In April 2015 and October 2015, Sallie Mae Bank sponsored securitizations and residual sales, SMB Private Education Loan Trust 2015-A and SMB Private Education Loan Trust 2015-C, respectively. Sallie Mae Bank also sponsored on-balance sheet term securitizations as follows:

Date	Transaction	Date	Transaction	Date	Transaction
July 2015	SMB Private Education Loan Trust 2015-B	May 2016	SMB Private Education Loan Trust 2016-A	February 2017	SMB Private Education Loan Trust 2017-A
July 2016	SMB Private Education Loan Trust 2016-B	October 2016	SMB Private Education Loan Trust 2016-C	November 2017	SMB Private Education Loan Trust 2017-B
March 2018	SMB Private Education Loan Trust 2018-A	June 2018	SMB Private Education Loan Trust 2018-B	September 2018	SMB Private Education Loan Trust 2018-C

Sallie Mae Bank services the loans in all of the securitizations it has sponsored following the SMB 2014-A transaction.

Additional Information. Prior to the Spin-Off, all Smart Option Student Loans were originated and initially held by Sallie Mae Bank, as a subsidiary of legacy SLM. Sallie Mae Bank typically then sold certain of the performing Smart Option Student Loans to an affiliate of legacy SLM for securitization. Additionally, on a monthly basis Sallie Mae Bank sold all loans that were over 90 days past due, in forbearance, restructured or involved in a bankruptcy to an affiliate of legacy SLM. As a result of this second practice, prior to the occurrence of the Spin-Off, historical performance data for Sallie Mae Bank's Smart Option Student Loan portfolio reflected minimal later stage delinquencies, forbearance or charge-offs.

Legacy SLM collected Smart Option Student Loans pursuant to policies that required loans be charged off after 212 days of delinquency. In April 2014, Sallie Mae Bank began collecting the vast majority of its Smart Option Student Loans pursuant to policies that required loans be charged off after 120 days of delinquency, in accordance with bank regulatory guidance. For the reasons described above, much of Sallie Mae Bank's historical performance data does not reflect current collections and charge off practices and may not be indicative of the future performance of the Bank's Smart Option Student Loans.

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Important Information Regarding Historical Loan Performance Data (cont.) Types of Smart Option Loan Portfolio Data The portfolio data we used in this report comes from two separate sources of information: (1) Combined Smart Option Student Loan Portfolio Data for Legacy SLM, Navient and Sallie Mae Bank. Information in this category is presented on a combined basis for loans originated under the Smart Option Student Loan program, whether originated by Sallie Mae Bank when it was part of legacy SLM or by Sallie Mae Bank post Spin-Off, and regardless of whether the loan is currently held by an ABS trust, or held or serviced by Navient or Sallie Mae Bank. Data in this category is used in the tables under the following headings: • “Cumulative Defaults by P&I Repayment Vintage and Years Since First P&I Repayment Period” – Only for 2010-2014 P&I Repayment Vintages This combined Smart Option Student Loan portfolio data provides insight into gross defaults of the covered vintages of Smart Option Student Loans since 2010, regardless of ownership or servicing standard. Data available for earlier periods includes a limited number of Smart Option Student Loan product types. Loans contained in the combined Smart Option Student Loan portfolio category were serviced by legacy SLM prior to the Spin-Off, and by either Navient or Sallie Mae Bank after the Spin-Off. As noted above, loans serviced by legacy SLM and Navient were serviced pursuant to different policies than those loans serviced by Sallie Mae Bank after the Spin-Off. Specifically, legacy SLM charged off loans after 212 days of delinquency, and Navient has continued this policy. Sallie Mae Bank currently charges off loans after 120 days of delinquency. All loans included in the combined Smart Option Student Loan portfolio that were serviced by legacy SLM prior to the Spin-Off were serviced pursuant to a 212-day charge off policy. Following the Spin-Off, a portion of the loans included in the combined Smart Option Student Loan portfolio data have been serviced by Navient pursuant to a 212-day charge off policy, and a portion have been serviced by Sallie Mae Bank pursuant to a 120-day charge off policy. As a result, future performance of loans serviced by Sallie Mae Bank may differ from the historical performance of loans reflected in this combined Smart Option Student Loan portfolio data. (2) Smart Option Student Loan Portfolio Data for Sallie Mae Bank Serviced Loans. Information in this category is presented for loans originated under the Smart Option Student Loan program, whether originated by Sallie Mae Bank when it was part of legacy SLM or by Sallie Mae Bank post Spin-Off, and regardless of whether the loan is currently held by an ABS trust. All loans in this category are serviced by Sallie Mae Bank. Data in this category is used in the tables under the following headings: • “Cumulative Defaults by P&I Repayment Vintage and Years Since First P&I Repayment Period” – Only for 2015 -2018 P&I Repayment Vintages The Sallie Mae Bank Serviced portfolio data provides insight into gross defaults of the Smart Option Student Loans covered and serviced by Sallie Mae Bank since 2015, regardless of ownership. We believe historical loan performance data since 2015 is more representative of the expected performance of Smart Option Student Loans to be included in new Sallie Mae Bank trusts than data available for earlier periods. Loans contained in the Smart Option Student Loan Portfolio Data for Sallie Mae Bank Serviced Loans category were serviced by legacy SLM prior to the Spin-Off, and by Sallie Mae Bank after the Spin-Off. Sallie Mae Bank currently charges off loans after 120 days of delinquency. Any data or other information presented in the charts is for comparative purposes only, and is not to be deemed a part of any offering of securities. A significant portion of the Smart Option Student Loan performance data described above is provided to Sallie Mae Bank by Navient under a data sharing agreement executed in connection with the Spin-Off. This data sharing agreement expires in 2019. Under the data sharing agreement, Navient makes no representations or warranties to Sallie Mae Bank concerning the accuracy and completeness of information that it provided. Sallie Mae Bank has not independently verified, and is not able to verify, the accuracy or completeness of the data provided under the agreement. 33

Smart Option Loan Program Cohort Default Curves Terms and calculations used in the cohort default curves are defined below:  First P&I Repayment Period – The month during which a borrower is first required to make a full principal and interest payment on a loan.  P&I Repayment Vintage – The calendar year of a loan’s First P&I Repayment Period.  Disbursed Principal Entering P&I Repayment – The total amount of disbursed loan principal in a P&I Repayment Vintage, excluding any interest capitalization.  Reported Default Data - o For loans that default prior to their First P&I Repayment Period: Loans defaulting prior to their First P&I Repayment Period are included in the P&I Repayment Vintage corresponding to the calendar year in which the default occurs, and are aggregated and reported in Year 0 of that P&I Repayment Vintage in the relevant charts and tables. For example: (a) if a loan’s First P&I Repayment Period was scheduled for 2015, but the loan defaulted in 2014, the default amount is reflected in Year 0 of the 2014 P&I Repayment Vintage; and (b) if a loan’s First P&I Repayment Period occurred in 2015, but the loan defaulted in 2015 before that First P&I Repayment Period, the default amount is reflected in Year 0 of the 2015 P&I Repayment Vintage. o For loans that default after their First P&I Repayment Period: Loans enter a particular annual P&I Repayment Vintage at different times during the P&I Repayment Vintage year. Default data is not reported for loans in a particular annual P&I Repayment Vintage until the First P&I Repayment Period has occurred for all loans in that annual P&I Repayment Vintage. Once reporting starts, data reflects defaults that occurred in a particular period through the number of months since December 31 of that annual P&I Repayment Vintage year. For example, in the relevant charts and tables included in this presentation as of December 31, 2018: (i) default data reported for loans in the 2017 P&I Repayment Vintage represents defaults occurring during the first 12 months after a loan’s First P&I Repayment Period regardless of the month in 2017 during which the first full principal and interest payment for that loan became due; and (ii) default data for loans in the 2016 P&I Repayment Vintage represents defaults occurring during the first 24 months after a loan’s First P&I Repayment Period regardless of the month in 2016 during which the first full principal and interest payment for that loan became due. o For loans that pay off prior to their First P&I Repayment Period: Loans paid off prior to their First P&I Repayment Period are included in the Disbursed Principal Entering P&I Repayment of the P&I Repayment Vintage corresponding to the calendar year in which the payoff occurs.  Periodic Defaults – For any loan in a particular P&I Repayment Vintage, the defaulted principal and interest is reflected in the year corresponding to the number of years since the First P&I Repayment Period for that loan.  Cumulative Defaults – At any time for a particular P&I Repayment Vintage, the cumulative sum of Periodic Defaults for that vintage. o Defaulted principal includes any interest capitalization that occurred prior to default o Defaulted principal is not reduced by any amounts recovered after the loan defaulted o Because the numerator includes capitalized interest while the denominator (i.e., Disbursed Principal Entering P&I Repayment) does not, default rates are higher than they would be if the numerator and denominator both included capitalized interest Note: Historical trends suggested by the cohort default triangles may not be indicative of future performance. Legacy SLM and Navient serviced loans were serviced pursuant to a 212 day charge-off policy. Sallie Mae Bank serviced loans were serviced pursuant to a 120 day charge-off policy. 34

Footnotes: 1. Source: MeasureOne CBA Report as of December 2017 2. U.S. Bureau of Labor Statistics, Current Population Survey 3. Source: Trends in Student Aid,© 2017 The College Board, www.collegeboard.org, U.S. Department of Education 2017 4. Source: U.S. Bureau of Labor Statistics- “More education: Lower unemployment, higher earnings” as of September 2018 5. Source: Trends in Student Aid,© 2017 The College Board, www.collegeboard.org, U.S. Department of Education 2017 6. Originations represent loans that were funded or acquired during the period presented. 7. Represents the higher credit score of the cosigner or the borrower. 8. For important information regarding historical performance data and an explanation of the data and calculations underlying this chart, see pages 32-34. 9. For 2010-2014 P&I repayment vintages only- Data for Legacy SLM, Navient and Sallie Mae Bank serviced portfolios combined. Certain data used in the charts above was provided by Navient under a data sharing agreement. Sallie Mae Bank has not independently verified, and is not able to verify, the accuracy or completeness of the data provided under the agreement. 10. For 2015- 2018 P&I repayment vintages only- Data for Sallie Mae Bank serviced loans only – All loans covered are serviced by Sallie Mae Bank, regardless of whether the loans were originated by Sallie Mae Bank when it was part of legacy SLM, or by Sallie Mae Bank post Spin-Off, and regardless of whether the loans are held by an ABS trust. Note: Legacy SLM and Navient portfolio serviced pursuant to a 212 day charge-off policy. Sallie Mae Bank portfolio serviced pursuant to a 120 day charge-off policy. Historical trends may not be indicative of future performance. 11. We calculate and report our non-GAAP operating efficiency ratio as the ratio of (a) the total non-interest expense numerator to (b) the net revenue denominator (which consists of the sum of net interest income, before provision for credit losses, and non-interest income, excluding any gains and losses on sales of loans and securities, net and the net impact of derivative accounting as defined in the "‘Core Earnings’ to GAAP Reconciliation" table on page 31). This ratio provides useful information to investors because it is a measure used by our management team to monitor our effectiveness in managing operating expenses. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from our ratio. Accordingly, our non-GAAP operating efficiency ratio may not be comparable to similar measures used by other companies. 12. Smart Option loans considered in ‘P&I Repayment’ only if borrowers are subject to full principal and interest payments on the loan. 13. Represents the higher credit score of the cosigner or the borrower. Note: Pool characteristics as of the Statistical Cutoff Date for the respective transaction 14. Overcollateralization for Class A & B bonds 15. Estimated based on a variety of assumptions concerning loan repayment behavior. Actual prepayment rate may vary significantly from estimates. 16. Private education loans are typically non-dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan imposes an "undue hardship“. 17. Source: U.S. Department of Education, Office of Federal Student Aid, https://studentaid.ed.gov/sa/types/loans 18. The difference between “Core Earnings” and GAAP net income is driven by mark-to-market unrealized gains and losses on derivative contracts recognized in GAAP, but not in “Core Earnings” results. See page 31 for a reconciliation of GAAP and “Core Earnings” .Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-market valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. For periods prior to July 1, 2018, “Core Earnings” also exclude the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP, net of tax. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. 19. “Core Earnings” tax rate is based on the effective tax rate at the Bank where the derivative instruments are held. 35